SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 17, 2004

CAN/AM AUTOSALES, INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events

The Company announced a 16.5 for 1 forward split of the company's common stock. The forward split will take effect as of August 18, 2004. All Shareholders of record as of August 18, 2004, will receive a new certificate for 16.5 shares for each one share they own on August 18, 2004.

After the common stock split, the number of issued and outstanding shares of the Company will increase from 18,262,500 to 301,331,250. The authorized shares of 100,000,000 and the par value of $0.001 per common share increased to 1,000,000,000 and the par value of $0.001. The Company has obtained a new CUSIP number and trading symbol, and will trade under this new symbol on August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAN/AM AUTOSALES, INC.

August 17, 2004                         /s/ Triantfyllos Groumoutis

Date                                             Triantfyllos Groumoutis, President